Exhibit 23.1

JOHN KINROSS-KENNEDY

CERTIFIED PUBLIC ACCOUNTANT

17848 Skypark Circle

IRVINE, CALIFORNIA, U.S.A.  92614-6401

(949) 955-2522. Fax (949)724-3812

jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of Entest Biomedical Inc. on Form S-1 of my Auditor’s report dated October 31, 2011, relating to the financial statements of Entest Biomedical Inc., for the years ended August 31, 2011 and 2010.

In addition, I consent to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA

April 4, 2012